Exhibit 99.(h)(xiii)

AMENDMENT

To

Transfer Agency and Service Agreement

Between

Schroder Series Trust

And

State Street Bank and Trust Company

This Amendment is made as of this 12th day of August, 2015, between Schroder Series Trust (the “Fund”) and State Street Bank and Trust Company (the “Bank”).  In accordance with Article 10 (Additional Funds) and Article 12 (Amendment) of the Transfer Agency and Service Agreement dated October 27, 1993, (the “Agreement”), the parties desire to amend the Agreement as set forth herein.

NOW THEREFORE, the parties agree as follows:

1.              Schedule A.  The current Schedule A to the Agreement is replaced and superseded with the Schedule A attached hereto, effective as of August 12, 2015;

2.              All defined terms and definitions in the Agreement shall be the same in this amendment (the “August 12, 2015 Amendment”) except as specifically revised by this Amendment; and

3.              Except as specifically set forth in this August 12, 2015 Amendment, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this August 12, 2015 Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first above written.

SCHRODER SERIES TRUST		STATE STREET BANK AND TRUST COMPANY

By:	/s/ William P. Sauer	By:	/s/ Gunjan Kedia

Name:	William P. Sauer	Name:	Gunjan Kedia

Title:	Authorized Signatory	Title:	Executive Vice President

SCHEDULE A

Schroder Series Trust

Dated: August 12, 2015

Schroder Absolute Return EMD and Currency Fund

Schroder Broad Tax-Aware Value Bond Fund

Schroder Emerging Market Equity Fund

Schroder Emerging Markets Multi-Cap Equity Fund

Schroder Emerging Markets Multi-Sector Bond Fund

Schroder Emerging Markets Small Cap Fund*

Schroder Global Multi-Asset Income Fund

Schroder Global Strategic Bond Fund

Schroder International Multi-Cap Value Fund

Schroder Long Duration Investment Grade Bond Fund

Schroder Short Duration Bond Fund*

Schroder Total Return Fixed Income Fund

Schroder U.S. Small and Mid Cap Opportunities Fund

*This Fund will commence operations on or about August 26, 2015